EXHIBIT 10.1



                            FIRST AMENDMENT TO LEASE


          THIS AGREEMENT (hereinafter referred to as the "Amendment") made as of the16 day of March 2001, between 826 NEWTOWN ASSOCIATES, L.P., a Delaware limited partnership, whose address is C/O First Evergreen, 101 Eisenhower Parkway, Roseland, New Jersey 07068 (hereinafter referred to as "Landlord"), and AXCELL BIOSCIENCES CORPORATION, a Delaware corporation (hereinafter referred to as "Tenant"), with offices at 826 Newtown-Yardley Road, Newtown, Pennsylvania 18940.


                              W I T N E S S E T H:


          WHEREAS, Tenant and Landlord's predecessor-in-interest, Yardley Road Associates, L.P., entered into a Lease made as of July 23, 1999 (hereinafter referred to as the "Lease"), whereby Tenant is presently in possession of premises containing approximately 9,146 gross rentable square feet of space (hereinafter referred to as the "Original Premises") in the building located at 826 Newtown Yardley Road, Newtown, Pennsylvania (hereinafter referred to as the "Building"); and

          WHEREAS, Tenant desires to lease additional space in the Building, and Landlord is willing to lease such additional space to Tenant on the terms and provisions set forth in the Lease, except to the extent provided for herein; and

          WHEREAS, the parties hereto desire to amend the Lease only in the respects and on the conditions hereinafter stated.

          NOW, THEREFORE, Landlord and Tenant agree as follows:


          1. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Lease unless otherwise defined herein.


          2. Landlord and Tenant hereby confirm that the expiration date of the Term with respect to the Original Premises is currently December 31, 2004 (hereinafter referred to as the "Original Term1'). The term of the Original Premises shall not be extended by this Amendment.


          3. From and after the Additional Space Commencement Date (as hereinafter defined) and continuing through the Additional Space Expiration Date (as hereinafter defined), Tenant hereby leases from Landlord additional space consisting of approximately 5,680 gross rentable square feet ("hereinafter referred to as the "Additional Space") which Additional Space is shown on Exhibit A attached hereto and made a part hereof.

         4. The term for the Additional Space (hereinafter referred to as the "Additional Space Term") shall commence on the date which is the first to occur of (i) the date "Landlord's Work" (as hereinafter defined) in the Additional Space is deemed substantially completed and possession of the Additional Space is delivered to Tenant free from all tenants, occupants and their personal property, or the date Landlord would have substantially completed and delivered possession of the Additional Space to Tenant but for any reason attributable to Tenant; and (ii) the date upon which the Additional Space is occupied by Tenant for the conduct of Tenant's business (hereinafter referred to as the "Additional Space Commencement Date"), and shall expire on 11:59 p.m. on the day preceeding the fifth (5th) anniversary of the Additional Space Rent Commencement Date (as hereinafter defined).


          5. From and after the Additional Space Commencement Date and continuing through the expiration of the Original Term, the Demised Premises shall be deemed to include the Additional Space and shall consist of approximately 14,826 gross rentable square feet of space and Sections 5 and 10 of the Preamble shall be deemed modified accordingly.


          6. From and after the Additional Space Commencement Date and continuing through the expiration of the Original Term, Tenant's Proportionate Share shall be Twelve and 36/100 (12.36%) percent and Section 10 of the Preamble shall be deemed modified accordingly.


          7. From and after the expiration of the Original Term and continuing through the Additional Space Expiration Date, and provided Tenant has elected not to extend the Original Term of this Lease as set forth in Rider A to the Lease, the Demised Premises shall mean the Additional Space only consisting of approximately 5,680 gross rentable square feet of space and Sections 5 and 10 of the preamble shall be deemed modified accordingly.


          8. From and after the expiration of the Original Term and continuing through the Additional Space Expiration Date, and provided Tenant has elected not to extend the Original Term of this Lease as set forth in Rider A to the Lease, Tenant's Proportionate Share shall be Four and 73/100 (4.73%) percent and
Section 10 of the Preamble shall be deemed modified accordingly.

          9.  From and  after  the  later to occur of (i) the  Additional  Space
Commencement Date and (ii) July 1, 2001 (hereinafter referred to as the "Additional Space Rent Commencement Date"), Tenant shall pay to Landlord, in addition to the Fixed Basic Rent due and payable for the Original Premises, Fixed Basic Rent for the Additional Space as follows:

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



--------------------------------------------------------------------------------
Period                Rate per              Annual Fixed             Monthly
                      Rentable              Basic Rent               Installment
                      Square foot           (based upon
                      (net of               twelve equal
                      operating costs       Monthly
                      and utilities)        Installments)
--------------------------------------------------------------------------------
Additional            $22.35                $126,948.00              $10,579.00
Space Rent
Commencement
Date-06/30/02
--------------------------------------------------------------------------------
07/01/02-             $22.85                $129,788.00              $10,815.67
06/30/03
--------------------------------------------------------------------------------
07/01/03-             $23.35                $132,628.00              $11,052.33
06/30/04
--------------------------------------------------------------------------------
07/01/04-             $23.85                $135,468.00              $11,289.00
06/30/05
--------------------------------------------------------------------------------
07/01/05-             $24.35                $138,308.00              $11,525.67
Additional
Space
Expiration Date
--------------------------------------------------------------------------------


                   The aforesaid Monthly Installments of Fixed Basic Rent for the Additional Space shall be payable in advance on or before the first day of each calendar month commencing upon the Additional Space Rent Commencement Date and continuing through the Additional Space Expiration Date, without set-off, deduction, counterclaim or any previous demand therefor (except as otherwise set forth in the Lease), and Paragraph 7 of the Preamble and Section 6 of the Lease shall be deemed modified accordingly. Landlord acknowledges receipt, by check subject to collection, of the first Monthly Installment of Fixed Basic Rent due and payable for the Additional Space.

          10. Tenant hereby acknowledges to Landlord that as of the Additional Space Commencement Date, Tenant is leasing the Additional Space in its "AS IS" condition as of the date hereof, except that Landlord hereby agrees to cause the work set forth on Exhibit B annexed hereto and made a part hereof (hereinafter referred to as "Landlord's Work") to be performed to the Additional Space. Landlord hereby agrees to contribute towards the cost of the preparation of the plans and the construction of the Landlord's Work an amount equal to the sum of Twelve and 00/100 ($12.00) Dollars per rentable square foot for the Additional Space only for a total allowance not to exceed Sixty-eight Thousand One Hundred Sixty and 00/100 ($68,160.00) Dollars (hereinafter referred to as the "Construction Allowance").

                   Any costs in excess of the Construction Allowance shall be paid in full to Landlord by Tenant immediately upon demand, which shall be deemed Additional Rent due under the Lease and shall be subject to all remedies for the collection of Rent pursuant to the Lease and by law. Occupancy by Tenant or the delivery of a Certificate of Occupancy (temporary or permanent) by Landlord (if required pursuant to local law) shall be prima facie evidence that Landlord has substantially completed all of Landlord's Work, subject to the completion of such minor items as would typically be reflected in a "punchlist".


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

          11. Tenant and Landlord represent and warrant one to the other that Kelley & Associates, Inc. (hereinafter referred to as "Broker") is the sole broker which whom either party negotiated in bringing about this transaction, and Tenant and Landlord agree to indemnify and hold each other harmless (and Tenant agrees to indemnify and hold Landlord's mortgagee(s) harmless) from any and all claims of any brokers arising out of or in connection with any conduct by such party inconsistent with the representations tendered by one to the other herein. In no event shall Landlord's mortgagee(s) have any obligation to any broker alleged or determined to be involved in this transaction. It is specifically understood and agreed that any commission(s) which may be due to Broker shall be paid by Landlord pursuant to a separate agreement between Landlord and Broker.


          12. Upon execution of this Amendment, Tenant shall deposit with Landlord the sum of Twenty-Three Thousand Fifty-one and 33/100 ($23,051.33) Dollars, representing security for the Additional Space, and Three Thousand Forty-eight and 67/100 ($3,048.67), representing additional security for the Original Premises, so that Landlord shall have on hand for the remainder of the Original Term, the total sum of Fifty-nine Thousand Four Hundred Six and 68/100 ($59,406.68) Dollars as security (representing two (2) Monthly Installments of Fixed Basic Rent for the Original Premises and the Additional Space at the rental rates payable during the last year of the respective terms), and Paragraph 11 of the Preamble and Section 38 of the Lease shall be deemed modified accordingly.

                   From and after the expiration of the Original Term and continuing through the Additional Space Expiration Date, and provided Tenant has elected not to extend the Original Term of this Lease as set forth in Rider A to the Lease, Landlord shall have on hand the sum of Twenty-Three Thousand Fifty-one and 33/100 ($23,051.33) Dollars, representing security for the Additional Space and Paragraph 11 of the Preamble and Section 38 of the Lease shall be deemed modified accordingly.


          13. Cytogen Corporation, the Guarantor under that certain Guaranty dated July 14, 1999, executed in connection with the Lease, hereby ratifies and affirms that the terms and conditions of said Guaranty remain in full force and effect and shall apply with respect to the terms and provisions of the Lease as amended by this Amendment.


          14. Landlord and Tenant hereby agree that Tenant's right of early termination of the Lease as provided for in Section 4 of the Lease shall be deemed null and void and Tenant shall have no further right to terminate this Lease pursuant to said Section 4.


          15. Nothing contained herein shall be deemed a waiver or exercise of Tenant's renewal options as set forth in the Lease. The existing renewal options for the Original Premises, if exercised, shall include the Additional Space and extend the Additional Space Term, and accordingly, if exercised, the expiration dates for the renewal terms of the Original Premises and the Additional Space shall be coterminus and occur on December 31, 2009 for the first renewal term and December 31, 2014 for the second renewal term.

                   The Rent for the Original Premises for the first renewal term shall be calculated as set forth in Rider A to the Lease. The Rent for the Additional Space for the period from the Additional Space Expiration Date through December 31, 2009 shall be calculated as set forth in Rider A of the Lease. The Rent for the Original Premises and the Additional Space for the second renewal term (e.g. January 1, 2010 through December 31, 2014) shall be calculated as set forth in Rider A of the Lease.


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

          16. Tenant represents, warrants and covenants that Landlord is not in default under any of its obligations under the Lease and that to the best of Tenant's knowledge, Tenant is not in default of any of its obligations under the Lease and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default by either Landlord or Tenant thereunder.


          17. Landlord represents, warrants and covenants that to the best of Landlord's knowledge, Tenant is not in default under any of its obligations under the Lease, and that to the best of Landlord's knowledge, Landlord is not in default of any of its obligations under the Lease and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default by either Landlord or Tenant thereunder.

          18. Except as modified by this Amendment, the Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. The covenants, agreements, terms, provisions and conditions contained in this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. In the event of any conflict between the terms contained in this Amendment and the Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties.

          19. The submission of this Amendment for examination does not constitute a reservation of, or option for, the Additional Space, and this Amendment becomes effective only upon execution and delivery thereof by Landlord and Tenant. If required, this Amendment is expressly conditioned upon Landlord receiving the consent and approval of Landlord's mortgagee to its terms and provisions. If said consent is required but not received, Landlord may, at Landlord's sole option, cancel this Amendment and thereafter the parties shall have no further obligations to each other with respect to this Amendment, except that Tenant shall be entitled to the full refund of any and all monies delivered to Landlord in connection with this Amendment.

                   IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their hands and seals as of the date and year first above written, and acknowledge the one to the other that they possess the requisite authority to enter into this transaction and to sign this Amendment.


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


                                      LANDLORD:

                                    826 NEWTOWN ASSOCIATES, L.P.
                                    a Delaware limited partnership,


                                    By:   826 NEWTOWN REALTY CORP.,
                                          a Pennsylvania corporation,
                                          its sole general partner

                                          By :  /s/  Mark S. Green
                                                     Mark S. Green, President

                                      TENANT:
                                    AXCELL BIOSCIENCES CORPORATION, a
                                    DELAWARE corporation
                                    By:  /s/ Lawrence R. Hoffman
                                    Name:  Lawrence R. Hoffman
                                    Title:  Vice President & CFO

                                          GUARANTOR:

                                    CYTOGEN CORPORATION

                                    By:  /s/ Lawrence R. Hoffman
                                    Name:  Lawrence R. Hoffman
                                    Title:  Vice President & CFO


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


                                    EXHIBIT A

              Diagram of space at 826 Newtown Newtown-Yardley Road



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


                                    EXHIBIT B



(Exhibit B consists of plans prepared by JBH 3 & Associates dated September 28, 2000, entitled "Axcell First Floor, Architectural Drawings.)











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